Exhibit 12(b)


                             [LETTERHEAD OF DECHERT]


                               September 30, 2002

ING Mutual Funds
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re: ING Mutual Funds
    (File No. 333-86186)

Dear Sirs:

     We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement of ING Mutual Funds, and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ Dechert